 Exhibit 10.9

Strictly confidential

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

Adjustment Agreement on the Convertible Loan Investment

This Adjustment Agreement on the Convertible Loan Investment (the “Agreement”) is made and entered into as of May 27, 2024 (the “Execution Date”) by and among the following parties in Beijing, China:

A.	Beijing X-Charge Technology Co., Ltd., a limited liability company incorporated and validly existing under the laws of China with its registered address at Room 1147, No 1, 1F, Building 2, Yard 9, An Ning Zhuang West Road, Haidian District,. Beijing China (the “Target Company”);

B.	XCHG Limited, a limited liability company established under the laws of the Cayman Islands, with its registration number: 384991 (the “Cayman Company”);

C.	XCharge Europe GmbH, a limited liability company established under the laws of Germany;

D.	Rui Ding, a natural person with Chinese citizenship, ID Card No.: [***]

E.	Yifei Hou, a natural person with Chinese citizenship, ID Card No.: [***] and

F.	Shell Ventures Company Limited, a limited liability company established and validly existing under the laws of China with its registered address at Floor 8, Building 1, 818 Shenchang Road, Minhang District, Shanghai (the “Shell Ventures”).

The above parties are hereinafter individually referred to as a “Party” or collectively as “Parties”.

Recital

WHEREAS, the Parties and other relevant parties entered into a Convertible Loan Investment Agreement (the “Convertible Loan Investment Agreement”) on June 20, 2023, pursuant to which Shell Ventures shall provide a convertible loan to the Target Company in the principal amount of RMB15,000,000 (the “Shell Ventures Convertible Loan”) subject to the terms and conditions of the Convertible Loan Investment Agreement, and the Shell Ventures Convertible Loan will be converted into shares of the Cayman Company or the Target Company pursuant to the terms and conditions of the Convertible Loan Investment Agreement.

WHEREAS, Shell Ventures provided the Shell Ventures Convertible Loan to the Target Company on July 7, 2023 (the “Convertible Bond Delivery Date”).

WHEREAS, the Parties wish to further agree upon certain arrangements with respect to the Shell Ventures Convertible Loan.

NOW, THEREFORE, in the spirit of mutual benefit and friendly negotiation, the Parties hereby agree as follows:

Adjustment Agreement on the Convertible

Chapter 1     Adjustment Arrangement on the Convertible Loan Investment

Article 1.1      Adjustment Arrangement on the Convertible Loan Investment

Notwithstanding anything to the contrary in the Convertible Loan Investment Agreement or any other document relating to the Shell Ventures Convertible Loan, the Parties agree that the following adjustments shall be made to the arrangements with respect to the Shell Ventures Convertible Loan and shall be binding on the Parties from April 7, 2024 (the “Effective Date”):

(1)	The Parties agree that, effective as of the Effective Date, the repayment arrangements for the Shell Ventures Convertible Loan shall be adjusted as follows:

The Target Company shall repay to Shell Ventures the full amount of the principal and interest of the Shell Ventures Convertible Loan in a lump sum on the repayment date as determined in accordance with items (a) or (b) below (as applicable), where the principal is RMB15,000,000 and the interest is RMB1,126,027 (calculated at a simple annual interest rate of ten percent (10%), accruing daily and calculated based on the actual number of days in a year (365 days)), from the Convertible Bond Delivery Date to the end of the 9th month after the Convertible Bond Delivery Date) (collectively, the “Shell Ventures Convertible Bond Principal and Interest”). Once the Target Company has made such payment of the Shell Ventures Convertible Bond Principal and Interest to Shell Ventures, it shall be deemed that the Target Company has fully repaid all principal and interest due on the Shell Ventures Convertible Loan.

a.	If the Cayman Company completes its Qualified Initial Public Offering (having the meaning of “Qualified IPO” in the IRA (as defined below)) no later than September 30, 2024, and the amount raised in such Qualified Initial Public Offering is not less than USD20,000,000, the Target Company shall repay the Shell Ventures Convertible Loan Principal and Interest to Shell Ventures on the one hundred and eightieth (180th) day from the date on which the Cayman Company completes its Qualified Initial Public Offering (or on such other date as may be mutually agreed in writing by the Target Company and Shell Ventures); or

b.	If the Cayman Company fails to satisfy all the conditions set forth in item (a) above by September 30, 2024, the Target Company shall repay the Shell Ventures Convertible Loan Principal and Interest to Shell Ventures on October 15, 2024 (or on such other date as may be mutually agreed in writing by the Target Company and Shell Ventures).

In the event of a late repayment, a simple annual interest rate of twelve percent (12%) shall be charged on the overdue principal amount of the Convertible Loan from the date of the late repayment.

(2)	The Parties agree that, effective as of the Effective Date, Shell Ventures shall not be entitled to, nor shall it be obliged to, convert any or all of the principal and/or interest of the Shell Ventures Convertible Loan into shares or equity of the Cayman Company or the Target Company, and the Cayman Company or the Target Company shall have no obligation to issue any shares or equity to Shell Ventures in respect of the Shell Ventures Convertible Loan or to take any action or execute any document in connection therewith. The Parties agree that the Warrant to Purchase Series B+ Preference Shares (the “Shell Ventures Warrant”) issued to Shell Ventures by the Cayman Company in respect of the Shell Ventures Convertible Loan prior to the signing of the Agreement shall terminate on April 7, 2024.

(3)	The Parties agree that, effective as of the Effective Date, in light of the Shell Ventures' lack of right (and obligation) to convert any or all of the principal and/or interest of the Shell Ventures Convertible Loan into shares or equity of the Cayman Company or the Target Company, Shell Ventures shall not be entitled to any rights, privileges or preferences as a holder of the Shell Ventures Warrant in connection with the Shell Ventures Convertible Loan in the Cayman Company or any other group company (having the same meaning as in the Convertible Loan Investment Agreement) or any other priority, consent rights, or other rights or privileges as a convertible bond investor in connection with the Shell Ventures Convertible Loan (including but not limited to rights as a “Warrant Holder” or “Series B+ Warrant Holder” under the Cayman Company's Amended and Restated Investors’ Rights Agreement (the “IRA”) and its Second Amended and Restated Memorandum and Articles of Association, as well as the consent rights under Sections 4.1 (Transition Period Commitment) and 4.2 (Post-delivery Commitment) of the Convertible Loan Investment Agreement). For the avoidance of doubt, Shell Ventures’ right to demand repayment of the Shell Ventures Convertible Bond Principal and Interest in accordance with the terms of the Agreement shall not be affected.

(4)	The Parties agree that, effective as of the Effective Date, the repayment arrangements for the Shell Ventures Convertible Bond Principal and Interest and the arrangements regarding conversion shall be governed by the provisions of items (1) to (3) above of this Article 1.1, and Shell Ventures shall have no right to demand that the Target Company, and the Target Company shall have no obligation to, repay to Shell Ventures the principal and/or interest of the Shell Ventures Convertible Loan in accordance with the terms of the Convertible Loan Investment Agreement, and such adjustments shall not be deemed to constitute a breach by any Party, and no other Party shall be entitled to claim payment of any late interest, damages or other liabilities for breach of contract in respect thereof.

(5)	The Parties agree that, to effect the provisions set forth in this Article 1.1, the Parties shall cooperate with each other in taking all necessary actions and executing all necessary documents, including but not limited to, cooperation between Shell Ventures and the Cayman Company in signing a termination agreement for the Shell Ventures Warrant.

Article 1.2     Termination of Convertible Loan Investment Agreement on the Part of Shell Ventures

The Parties agree that the Convertible Loan Investment Agreement shall be terminated only on the part of Shell Ventures upon full repayment of the Shell Ventures Convertible Bond Principal and Interest by the Target Company to Shell Ventures, and no other Parties shall have any obligation to bear any responsibility for Shell Ventures arising from the termination of the Convertible Loan Investment Agreement. Upon termination of the Convertible Loan Investment Agreement on the part of Shell Ventures, all rights and obligations of Shell Ventures under the Convertible Loan Investment Agreement shall terminate. Furthermore, the rights and obligations of each Party under the Convertible Loan Investment Agreement to the Shell Ventures shall terminate, except for the liabilities already incurred under the Convertible Loan Investment Agreement prior to its termination. Upon the termination of the Convertible Loan Investment Agreement on the part of Shell Ventures, Article 5.5 and Chapters 6 to 10 of the Convertible Loan Investment Agreement shall continue to be valid for the Parties.

Chapter 2     Effectiveness, Supplement, Amendment, Modification, and Termination of the Agreement

Article 2.1     Effectiveness of the Agreement

The Agreement shall enter into effect retroactively from the Effective Date upon execution by the Parties or their duly authorized representatives.

Article 2.2     Supplement of the Agreement

For any matters not covered by the Agreement, the Parties shall enter into a supplemental agreement after mutual consultation. Any supplemental agreement shall have the same legal effect as the Agreement.

Article 2.3     Amendment and Modification of the Agreement

The Agreement may be amended or modified with the mutual consent of the Parties. Any amendment or modification shall be made in writing and shall enter into effect upon execution by the Parties or their duly authorized representatives.

Article 2.4     Termination of the Agreement

The Agreement may be terminated by mutual written consent of the Parties. Upon termination, all rights and obligations of the Parties under the Agreement shall cease to exist, but this shall not affect any liabilities already incurred before termination. This Article and Chapters 3 to 4 of the Agreement shall survive the termination of the Agreement.

Chapter 3     Governing Law and Dispute Resolution

Article 3.1     Governing Law

The entering into, effect, performance, interpretation, and dispute resolution hereof shall be governed by and construed in accordance with the laws of China. However, if the effective laws of China do not provide for specific matters related to the Agreement, general international business practices shall be referred to within the scope permitted by laws of China.

Article 3.2     Dispute Resolution

Any dispute arising out of or in connection with the Agreement (the “Dispute”) may be submitted by any Party to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with the CIETAC's arbitration rules in effect at the time of application for arbitration. The arbitration tribunal shall consist of three arbitrators, with the applicant and respondent each having the right to appoint one arbitrator, and the other arbitrator being appointed according to the arbitration rules in effect at that time. The arbitration award shall be final and binding on the parties to the arbitration. During the Dispute resolution process, each Party shall continue to hold its other rights under the Agreement and shall continue to perform its relevant obligations under the Agreement.

Chapter 4     Other Matters

Article 4.1     Entirety and Validity

The Agreement constitutes the entire agreement between the Parties with respect to the matters set forth herein (including, but not limited to, the repayment of Shell Ventures Convertible Bond Principal and Interest and the arrangements regarding the conversion of the Convertible Loan), and supersedes any prior agreements, letters of intent, memorandums of understanding, representations or other obligations (whether written or oral, including all forms of communication) among the Parties with respect to such matters. In the event of any conflict between any provisions of the Agreement and the Convertible Loan Investment Agreement with respect to Shell Ventures and/or Shell Ventures Convertible Loan, the Agreement shall prevail.

If any provision of the Agreement is held to be invalid or unenforceable under the laws of China applicable to such provision, then such provision shall be deemed to be severed and shall not affect the validity of the remaining provisions of the Agreement. The Parties shall negotiate in good faith to replace such provision with a valid and enforceable provision that achieves, to the greatest extent possible, the original intent of the severed provision.

Article 4.2     Assignment of Rights and Obligations

The Agreement shall be binding upon and inure to the benefit of the successors and assigns of each Party hereto, provided that no party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other Parties.

Article 4.3     Language and Copies

The Agreement is made in Chinese and in six (6) counterparts, with each Party holding one (1) copy, and each copy shall have the same effect.

Article 4.4     Other Provisions

Chapter 7 (Confidentiality) and Chapter 8 (Notice) of the Convertible Loan Investment Agreement shall apply to the Agreement after appropriate adjustments, except that the contact information for Shell Ventures shall be modified as follows:

Shell Ventures:

Address: [***]

Attn: [***]

Tel.: [***]

E-mail: [***]

IN WITNESS WHEREOF, the Parties hereto have executed the Adjustment Agreement on the Convertible Loan Investment or have caused the same to be executed by their respective duly authorized representatives as of the date first written above.

Beijing X-Charge Technology Co., Ltd. (seal)

Signed by:	/s/ Rui Ding

Name: Rui Ding

Title: Legal representative

XCHG Limited

Signed by:	/s/ Yifei Hou

Name: Yifei Hou

Title: Director

XCharge Europe GmbH

Signed by:	/s/ Rui Ding

Name: Rui Ding

Title: Director

Beijing X-Charge Technology Co., Ltd.

Signature page for the Convertible Loan Investment Adjustment Agreement

IN WITNESS WHEREOF, the Parties hereto have executed the Adjustment Agreement on the Convertible Loan Investment or have caused the same to be executed by their respective duly authorized representatives as of the date first written above.

Rui Ding

Signed by:	/s/ Rui Ding

Yifei Hou

Signed by:	/s/ Yifei Hou

Beijing X-Charge Technology Co., Ltd.

Signature page for the Convertible Loan Investment Adjustment Agreement

IN WITNESS WHEREOF, the Parties hereto have executed the Adjustment Agreement on the Convertible Loan Investment or have caused the same to be executed by their respective duly authorized representatives as of the date first written above.

Shell Ventures Company Limited (seal)

Signed by:	/s/ Sandra Zhou

Name: Sandra Zhou

Title: Director

Beijing X-Charge Technology Co., Ltd.

Signature page for the Convertible Loan Investment Adjustment Agreement